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                                                                      EXHIBIT 11

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                                    YEAR ENDED JUNE 30,
                                                          ---------------------------------------
                                                             2000          1999          1998
                                                          -----------   -----------   -----------
Basic and diluted weighted average common shares........   17,046,066    10,607,393     7,116,059
                                                          ===========   ===========   ===========
Net loss................................................  $(6,373,273)  $(4,930,453)  $(4,642,126)
                                                          ===========   ===========   ===========
Basic and diluted net loss per common share.............  $     (0.37)  $     (0.46)  $     (0.65)
                                                          ===========   ===========   ===========